The Universal Institutional Funds, Inc. - Global Real Estate
Portfolio
Item 77O- Transactions effected pursuant to Rule 10f-3

Securities Purchased:	 United Urban Investment Corp.
Purchase/Trade Date:	  7/3/2013
Offering Price of Shares: JPY 126,616
Total Amount of Offering: 65,000 shares
Amount Purchased by Fund: 12 shares
Percentage of Offering Purchased by Fund: 0.018
Percentage of Fund's Total Assets: 0.04
Brokers:  SMBC Nikko Securities Inc., Daiwa Securities
Co. Ltd., Mitsubishi UFJ Morgan Stanley Securities,
Mizuho Securities Co. Ltd., Nomura Securities Co. Ltd.,
Tokai Tokyo Securities Co. Ltd.
Purchased from SMBC Nikko
Firm Commitment Underwriting:
Issuer has over three years of continuous operations*:
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities:
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 Deutsche Annington Immobilien
Purchase/Trade Date:	  7/10/2013
Offering Price of Shares: EUR 16.500
Total Amount of Offering:  30,303,000 shares
Amount Purchased by Fund: 1,800 shares
Percentage of Offering Purchased by Fund: 0.006
Percentage of Fund's Total Assets: 0.30
Brokers: Morgan Stanley, JP Morgan, BofA Merrill Lynch,
Berenberg Bank, Kempen & Co., Commerzbank, Erste
Group Bank, Societe Generale
Purchased from: JP Morgan
Firm Commitment Underwriting:
Issuer has over three years of continuous operations*:
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities:
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.



Securities Purchased:	 Cousins Properties Inc.
Purchase/Trade Date:	  7/31/2013
Offering Price of Shares: $10.000
Total Amount of Offering:  60,000,000 shares
Amount Purchased by Fund:  5,300 shares
Percentage of Offering Purchased by Fund: 0.009
Percentage of Fund's Total Assets: 0.11
Brokers: JP Morgan, BofA Merrill Lynch, Barclays,
Morgan Stanley, Wells Fargo Securities, SunTrust
Robinson Humphrey, Baird, Piper Jaffray, PNC Capital
Markets LLC, RBS, Stifel
Purchased from: JP Morgan
Firm Commitment Underwriting:
Issuer has over three years of continuous operations*:
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities:
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	Tokyu REIT Inc.
Purchase/Trade Date:	  8/6/2013
Offering Price of Shares: JPY 493,350
Total Amount of Offering:   23,764 shares
Amount Purchased by Fund: 4 shares
Percentage of Offering Purchased by Fund: 0.017
Percentage of Fund's Total Assets: 0.03
Brokers:  Nomura Securities Co., Ltd., Merrill Lynch Japan
Securities Co., Ltd., Daiwa Securities Co., Ltd., Mizuho
Securities Co., Ltd., Mitsubishi UFJ Morgan Stanley
Securities Co., Ltd., SMBC Nikko Securities Inc., Tokai
Tokyo Securities Co., Ltd., and UBS Securities Co., Ltd.
Purchased from: Merrill Lynch/Nomura Securities
Firm Commitment Underwriting:
Issuer has over three years of continuous operations*:
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities:
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 GLP J-REIT
Purchase/Trade Date:	  9/18/2013
Offering Price of Shares: JPY 91,942
Total Amount of Offering: 239,910 shares
Amount Purchased by Fund: 128 shares
Percentage of Offering Purchased by Fund: 0.053
Percentage of Fund's Total Assets: 0.30
Brokers:  Citigroup Global Markets Ltd., Citigroup Global
Markets Japan Inc., Goldman Sachs International, Goldman
Sachs (Japan) Ltd., JP Morgan Securities Ltd./London,
Nomura International PLC, Nomura Securities Co. Ltd.,
SMBC Nikko Securities Inc.
Purchased from: Goldman Sachs
Firm Commitment Underwriting:
Issuer has over three years of continuous operations*:
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities:
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 Japan Logistics Fund Inc.
Purchase/Trade Date:	  9/26/2013
Offering Price of Shares: JPY 947,700
Total Amount of Offering:   16,000 shares
Amount Purchased by Fund:   4 shares
Percentage of Offering Purchased by Fund: 0.025
Percentage of Fund's Total Assets: 0.05
Brokers:  SMBC Nikko Securities Inc., Nomura Securities
Co. Ltd., UBS Ltd., Mitsubishi UFJ Morgan Stanley
Securities, Daiwa Securities Co. Ltd., Mizuho Securities
Co., Ltd., Tokai Tokyo Securities Co. Ltd.
Purchased from: Nomura Securities/SMBC Nikko
Firm Commitment Underwriting:
Issuer has over three years of continuous operations*:
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities:
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 Japan Retail Fund Investment
Corporation
Purchase/Trade Date:	  9/26/2013
Offering Price of Shares: JPY 195,902
Total Amount of Offering:  229,000 shares
Amount Purchased by Fund: 212 shares
Percentage of Offering Purchased by Fund: 0.093
Percentage of Fund's Total Assets: 1.07
Brokers:  Mitsubishi UFJ Morgan Stanley Securities Co.,
Morgan Stanley & Co. International PLC, SMBC Nikko
Securities Inc., SMBC Nikko Capital Markets Ltd./London,
UBS Ltd., UBS Securities Limited (Japan), Daiwa
Securities Co. Ltd., Mizuho Securities Co. Ltd., Nomura
Securities Co. Ltd., Tokai Tokyo Securities Co. Ltd.
Purchased from: SMBC Nikko
Firm Commitment Underwriting:
Issuer has over three years of continuous operations*:
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities:
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 Mori Trust Sogo REIT, Inc.
Purchase/Trade Date:	  10/17/2013
Offering Price of Shares: $815,100
Total Amount of Offering: 20,000 shares
Amount Purchased by Fund: 4 shares
Percentage of Offering Purchased by Fund: 0.020
Percentage of Fund's Total Assets: 0.04
Brokers:  Mizuho Securities Co. Ltd., SMBC Nikko
Securities Inc., Mitsubishi UFJ Morgan Stanley Securities
Co., Nomura Securities Co. Ltd.
Purchased from: Mizuho Securities/SMBC Nikko
Firm Commitment Underwriting:
Issuer has over three years of continuous operations*:
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities:
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 Nippon Prologis REIT Inc.
Purchase/Trade Date:	  11/21/2013
Offering Price of Shares: JPY916,112
Total Amount of Offering:  32,200 shares
Amount Purchased by Fund: 3 shares
Percentage of Offering Purchased by Fund: 0.009
Percentage of Fund's Total Assets: 0.07
Brokers:  Goldman Sachs International, Goldman Sachs
(Japan) Ltd., JP Morgan Securities, Merrill Lynch
International Ltd., Mitsubishi UFJ Morgan Stanley
Securities Co., Morgan Stanley & Co. International PLC,
Nomura Securities Co. Ltd., SMBC Nikko Securities Inc.,
SMBC Nikko Capital Markets Ltd./London, Daiwa
Securities Co. Ltd., Mizuho Securities Co. Ltd., Mori
Hamada & Matsumoto, Sullivan & Cromwell, Anderson
Mori & Tomotsune, Simpson Thacher & Bartlett
Purchased from: Goldman Sachs
Firm Commitment Underwriting:
Issuer has over three years of continuous operations*:
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities:
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 Activia Properties Inc.
Purchase/Trade Date:	  12/10/2013
Offering Price of Shares: JPY 782,925
Total Amount of Offering: 43,100 shares
Amount Purchased by Fund: 13 shares
Percentage of Offering Purchased by Fund: 0.030
Percentage of Fund's Total Assets: 0.27
Brokers:  Daiwa Capital Markets Europe Ltd., Daiwa
Securities Co. Ltd., Mitsubishi UFJ Morgan Stanley
Securities Co., Mizuho Securities Co. Ltd., Nomura
International PLC, Nomura Securities Co. Ltd., UBS Ltd.,
SMBC Nikko Securities Inc., Tokai Tokyo Securities Co.
Ltd.
Purchased from: Daiwa Securities
Firm Commitment Underwriting:
Issuer has over three years of continuous operations*:
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities:
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.